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                                                                 Exhibit (23)(a)

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Wachovia Corporation

         We consent to the use our report dated January 23, 2002, included in Wachovia Corporation's Annual Report, incorporated by reference in Wachovia Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference in this Registration Statement on Form S-8 of Wachovia Corporation.

         Our report refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

                                  /s/ KPMG LLP


Charlotte, North Carolina
June 13, 2002

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